Exhibit 4(a)

REGISTERED	SEARS ROEBUCK ACCEPTANCE CORP.	REGISTERED

No. FXR-	MEDIUM-TERM NOTE SERIES VII	CUSIP
(FIXED RATE)

[Except as otherwise provided in Section 2.10 of the Indenture referred to on the reverse hereof, this Note may be transferred, in whole but not in part, only to another nominee of the Depository or to a successor Depository or to a nominee of such successor Depository.

Unless this Note is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to Sears Roebuck Acceptance Corp. or its agent for registration of transfer, exchange or payment, and any Note issued upon registration of transfer of, or in exchange for, or in lieu of, this Note is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

ORIGINAL ISSUE DATE:

INTEREST RATE:                 %

REDEMPTION COMMENCEMENT DATE:
REDEMPTION PRICE:

IF A REDEMPTION COMMENCEMENT DATE IS SPECIFIED ABOVE, THE REDEMPTION PRICE SHALL BE % OF THE PRINCIPAL AMOUNT OF THIS NOTE TO BE REDEEMED AND THE REDEMPTION PRICE SHALL DECLINE AT EACH ANNIVERSARY OF THE REDEMPTION COMMENCEMENT DATE BY % OF THE PRINCIPAL AMOUNT OF THIS NOTE TO BE REDEEMED UNTIL THE REDEMPTION PRICE IS 100% OF SUCH PRINCIPAL AMOUNT.

 STATED REDEMPTION DATE(S) AND REDEMPTION PRICE(S):

Stated Redemption Date	Redemption Price if Redeemed at the Option of Company	Redemption Price if Repaid at Option of Holder

IF ONE OR MORE STATED REDEMPTION DATES ARE SPECIFIED ABOVE, THE REDEMPTION PRICE SHALL BE THE PERCENTAGE OF THE PRINCIPAL AMOUNT OF THIS NOTE TO BE REDEEMED OR REPAID AS REFLECTED ABOVE.

REDEEMABLE AT OPTION OF: [THE COMPANY,] [THE HOLDER,] OR [THE COMPANY OR THE HOLDER]

NOTICE PROVISIONS FOR REDEMPTION ON A STATED REDEMPTION DATE:

 MATURITY DATE:

 INTEREST PAYMENT DATES:

 OTHER PROVISIONS:

Sears Roebuck Acceptance Corp., a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to

_____________________.

or registered assigns, upon presentation and surrender of this Note on the Maturity Date shown above or any earlier date of redemption at the office or agency of the Company in the Borough of Manhattan of The City of New York, or, at the option of the Holder, such office or agency, if any, maintained by the Company in the city in which the principal executive offices of the Company are located or the city in which the principal corporate trust office of the Trustee is located, the principal sum of
________________________ Principal Amount	_______________________ Specified Currency

 and to pay interest thereon at the rate per annum shown above.

 This Note will bear interest from and including the Original Issue Date specified above or from and including the most recent Interest Payment Date to which interest on this Note has been paid or duly provided for. Unless otherwise specified above, interest will be computed on the basis of a 360-day year of twelve 30-day months.

 Interest on this Note shall be payable in arrears on the Interest Payment Dates and on the Maturity Date indicated above (or the date of redemption), except that if this Note was originally issued between a Regular Record Date and an Interest Payment Date, the first payment of interest will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered Holder on such next succeeding Regular Record Date. If any Interest Payment Date would fall on a day that is not a Business Day, (as defined below), such Interest Payment Date shall be the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the Interest Payment Date to such next Business Day. If the Maturity Date of this Note (or the date of redemption) falls on a day that is not a Business Day, the payment of interest and principal (and premium, if any) may be made on the next succeeding Business Day with the same force and effect as if made at maturity, and no interest on such payment shall accrue for the period from and after the Maturity Date (or such date of redemption) to the date of such payment on such next Business Day.

 The Regular Record Date shall be the February 1 and August 1 next preceding any February 15 or August 15 Interest Payment Date and the date 15 calendar days prior to any other Interest Payment Date, whether or not such date shall be a Business Day.

 "Business Day" as used herein means each Monday, Tuesday, Wednesday, Thursday and Friday (a) that is not a legal holiday for banking institutions in any of the City of Wilmington, Delaware, the City of Chicago, Illinois, The City of New York, New York or the city in which the principal corporate trust office of the Trustee is located; (b) if this Note is denominated in a currency other than Dollars or the Euro, that is not a legal holiday for banking institutions in any of the City of Wilmington, Delaware, the City of Chicago, Illinois, The City of New York, New York, the city in which the principal corporate trust office of the Trustee is located or

 ____________________________________________________________
          Principal Financial Center of Country Issuing Currency

 and (c) if the Specified Currency is the Euro, that is a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open and is not a legal holiday for banking institutions in any of the City of Wilmington, Delaware, the City of Chicago, Illinois, The City of New York, New York, the City of Brussels, Belgium or the city in which the principal corporate trust office of the Trustee is located.

Payments of interest with respect to any Interest Payment Date or Maturity Date (or date of redemption) will include interest accrued to, but excluding, such Interest Payment Date or Maturity Date (or date of redemption).

 The principal (and premium, if any), and interest on, this Note is payable by the Company in the Specified Currency. Interest payable on any Interest Payment Date (other than Defaulted Interest) shall be payable to the person who is the registered Holder at the close of business in The City of New York on the immediately preceding Regular Record Date. Interest payable upon redemption or at maturity (other than a redemption or maturity occurring on an Interest Payment Date) will be paid to the same person to whom the principal amount of this Note is payable.

 Any interest not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered Holder on such Interest Payment Date, and may be paid to the Person in whose name this Note is registered at the close of business in The City of New York on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders not less than 10 days prior to such Special Record Date, or may be paid, at any time in any other lawful manner, all as more fully set forth in the Indenture. To the extent permitted by law and the Indenture, such Defaulted Interest shall accrue interest at the rate borne by the Note from the date of such failure to punctually pay or provide for such interest until such Defaulted Interest is paid or duly provided for.

Payment of principal of (and premium, if any), and interest on, this Note (if the Holder of this Note is a Depository as defined in the Indenture referred to on the reverse hereof or a nominee of such a Depository) will be made in accordance with any applicable provisions of such written agreement between the Company, the Trustee and such Depository (or its nominee) as may be in effect from time to time or (if the Holder of this Note holds an aggregate principal amount of $10,000,000 (or the equivalent in a Foreign Currency) or more of Notes with respect to which such payment of principal (and premium, if any) or interest, as applicable, is to be made on such day) will be made by wire transfer if the Holder shall have designated in writing to the Trustee an account with a bank located in the country issuing the Specified Currency (or, if the Specified Currency is the Euro, an account located in any member state of the European Union that has adopted the Euro) or such other country as shall be satisfactory to the Company and the Trustee. If payment of interest is to be made by wire transfer, such information must be received by the Trustee at its corporate trust office in the Borough of Manhattan of The City of New York on or prior to the Regular Record Date for an Interest Payment Date. The Trustee will, subject to applicable laws and regulations and until it receives notice to the contrary, make such payment to such Holder by wire transfer to the designated account. If a payment of interest is not made in accordance with such a written agreement or by wire transfer, payment will be made by check. Checks for payment of interest on an Interest Payment Date will be mailed to the Holder at the address of such Holder appearing on the Security Register on the applicable Regular Record Date.

 To receive payment of a Dollar-denominated Note upon redemption or at maturity, a Holder must make presentation and surrender of such Note on or before the Redemption Date or Maturity Date, as applicable. Payment (other than payment in accordance with a written agreement between the Company, the Trustee and a Depository (or its nominee) as set forth above) will be made by check unless proper wire instructions are on file with the Trustee or are received at presentment. To receive payment of a Note denominated in a Foreign Currency upon redemption or at maturity, a Holder must make presentation and surrender such Note not less than two Business Days prior to the Redemption Date or Maturity Date, as applicable. Upon presentation and surrender of a Note denominated in a Foreign Currency at any time after the date two Business Days prior to the Redemption Date or Maturity Date, as applicable, the Company will pay the principal amount (and premium, if any) of such Note, and any interest due upon redemption or at maturity, two Business Days after such presentation and surrender.

The Notes will be direct, unsecured and unsubordinated obligations of the Company and will rank equally with all of the Company's other unsecured and unsubordinated indebtedness from time to time outstanding.

The Company will pay any administrative costs imposed by banks in connection with sending payments by wire transfer, but any tax, assessment or governmental charge imposed upon payments will be borne by the Holders of the Notes in respect of which payments are made.

 Notwithstanding the foregoing, if Other Provisions apply to this Note as specified on the face hereof, this Note shall be subject to the terms set forth in such Other Provisions.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

 This Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or any indenture supplemental hereto, or become valid or obligatory for any purpose, until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee under such Indenture.

 IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed under its corporate seal.

Dated:	SEARS ROEBUCK ACCEPTANCE CORP.

By _________________________________ President

By _________________________________ Vice President

CERTIFICATE OF AUTHENTICATION
This is one of the Notes designated and referred
to in the within-mentioned Indenture.

BNY MIDWEST TRUST COMPANY,
as Trustee

By_______________________________
Authorized Signatory

[Corporate Seal]

SEARS ROEBUCK ACCEPTANCE CORP.
Medium-Term Note Series VII

This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (hereinafter called the "Securities") of the series hereinafter specified, unlimited in aggregate principal amount, all issued or to be issued under or pursuant to an indenture dated as of October 1, 2002, executed between the Company and BNY MIDWEST TRUST COMPANY, as Trustee; to which indenture and all indentures supplemental thereto (herein collectively called the "Indenture") reference is hereby made for a specification of the rights and limitation of rights thereunder of the Holders of the Securities, the rights and obligations thereunder of the Company and the rights, duties and immunities thereunder of the Trustee and for the terms upon which the Securities are to be authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different covenants and defaults and may otherwise vary as in the Indenture provided. This Note is one of a series designated as the "Medium-Term Notes Series VII" (hereinafter referred to as the "Notes") of the Company, of up to $1,500,000,000 in aggregate principal amount. Although the Company may not issue more than $1,500,000,000 of the Notes of this series, the Company may, from time to time, without the consent of the Holder of this Note, issue additional Notes or other debt securities having the same terms as this Note (other than the date of issuance, the date interest, if any, begins to accrue and the offering price, which may vary) that will form a single issue with this Note. BNY Midwest Trust Company also serves as registrar and as Paying Agent in connection with the Notes. This Note is not subject to any sinking fund. All terms used in this Note which are defined in the Indenture and which are not otherwise defined in this Note shall have the meanings assigned to them in the Indenture.

 The Notes are issuable only in registered form without coupons and will be either (a) book-entry Notes represented by one or more global notes (each a "Global Note") recorded in the book-entry system maintained by the Depository ("Book-Entry Notes") or (b) certificated notes issued to, and registered in the names of, the beneficial owners or their nominees ("Certificated Notes"). Notes are issuable in minimum denominations of (i) in the case of Notes denominated in Dollars, U.S.$1,000 and in any larger amount in integral multiples of U.S. $1,000 and (ii) in the case of Notes denominated in any Foreign Currency, the equivalent in such Foreign Currency determined in accordance with the Market Exchange Rate for such Foreign Currency on the Business Day immediately preceding the date on which the Company accepts an offer to purchase a Note, of U.S.$1,000 (rounded down to an integral multiple of 1,000 units of the Foreign Currency but in no event rounded down to fewer than 1,000 units of such Foreign Currency), and in any larger amount in integral multiples of 1,000 units of such Foreign Currency (each, an "Authorized Denomination"). In the manner and subject to the limitations provided in the Indenture, the Global Notes or Certificated Notes are exchangeable, without charge except for any tax or other governmental charge imposed in relation thereto, for other Notes of authorized denominations for a like aggregate principal amount, at the office or agency of the Company in the Borough of Manhattan of The City of New York, or, at the option of the Holders thereof, such office or agency, if any, maintained by the Company in the city in which the principal executive offices of the Company are located or the city in which the principal corporate trust office of the Trustee is located.

 Unless this Note is denominated in Dollars, in the event that the currency in which this Note is denominated is not available for payment at a time at which any payment is required hereunder due to the imposition of exchange controls or other circumstances beyond its control, the Company may, in full satisfaction of its obligation to make such payment, make instead a payment in an equivalent amount of Dollars, determined in accordance with the Market Exchange Rate for such currency on the latest date for which such rate was established on or before the date on which payment is due, and such substituted payment of Dollars shall not constitute a default under this Note or the Indenture.

 Unless this Note is denominated in Dollars, the Company will indemnify the Holder of this Note against any loss incurred as a result of any judgment or order being given or made for any amount due under this Note and that judgment or order requiring payment in a currency (the "Judgment Currency") other than the Specified Currency, and as a result of any variation between (a) the rate of exchange at which the Specified Currency amount is converted into the Judgment Currency for the purpose of that judgment or order; and (b) the rate of exchange at which the Holder, on the date of payment of that judgment or order, is able to purchase the Specified Currency with the amount of the Judgment Currency actually received.

 If a Redemption Commencement Date is specified above, this Note may be redeemed, whether or not any other Note is concurrently redeemed, at the option of the Company, as a whole, or from time to time in part in increments of U.S.$1,000 or the minimum Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S.$1,000 or such minimum Authorized Denomination), on any Business Day on or after the Redemption Commencement Date and prior to the Maturity Date, upon mailing by first-class mail, postage prepaid, a notice of such redemption not less than 30 nor more than 60 calendar days prior to the Redemption Date, to the Holder of this Note at such Holder's address appearing in the Security Register, as provided in the Indenture (provided that, if the Holder of this Note is a Depository or a nominee of a Depository, notice of such redemption shall be given in accordance with any applicable provisions of such written agreement between the Company, the Trustee and such Depository (or its nominee) as may be in effect from time to time), at the Redemption Price specified on the face of this Note (expressed in percentages of the principal amount hereof to be redeemed) together in each case with interest accrued to the Redemption Date (subject to the right of the Holder of record on a Regular Record Date to receive interest due on an Interest Payment Date). If a Stated Redemption Date or Stated Redemption Dates are specified above, this Note may be redeemed or repaid, whether or not any other Note is concurrently redeemed or repaid, at the option of the Company, the Holder, or either the Company or the Holder, as specified above, as a whole or in part in increments of U.S.$1,000 or the minimum Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S.$1,000 or such minimum Authorized Denomination), on such Stated Redemption Date, at the Redemption Price set forth in the table above (expressed in percentages of the principal amount hereof to be redeemed), together in each case with interest accrued to the Redemption Date (subject to the right of the Holder of record on a Regular Record Date to receive interest due on an Interest Payment Date) upon delivery of the notice specified above. Any election by the Holder of this Note to have all or any portion of this Note repaid shall be irrevocable. If the Holder of this Note is a Depository or a nominee of a Depository, any redemption will also be conducted in accordance with the procedures of the Depository. In the event of redemption of this Note in part only, a new Note or Notes of this series, and of like tenor, for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

 In case a default, as defined in the Indenture, shall occur and be continuing with respect to the Notes, the principal amount of all Notes then outstanding under the Indenture may be declared or may become due and payable upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be annulled by the Holders of a majority in principal amount of the Notes outstanding.

 To the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and the Holders of the Notes, may be made without the consent of any Holders of Notes, for the limited purposes described in Section 11.1 of the Indenture.

 To the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and the Holders of the Notes, may be made with the consent of the Company by the affirmative vote or consent of the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding (as defined in the Indenture) of each series to be affected, evidenced as provided in the Indenture; provided, however, that no such modification or alteration shall (i) change the stated maturity of the principal of (and premium, if any), or the interest on, any Security, or reduce the principal amount of (and premium, if any), or the rate of interest on, any Security, or change the Currency in which the principal of (and premium, if any), or interest on, such Security is denominated or payable, or reduce the amount of the principal of an Original Issue Discount Security that would be payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.1 of the Indenture without the consent of the Holder of each outstanding Security so affected, or (ii) reduce the percentage of Securities, the vote or consent of the Holders of which is required for such modifications and alterations, without the consent of the Holders of all Securities affected. The Indenture also provides that, provided the Securities of any series shall not then be due and payable by reason of a declaration pursuant to Section 6.1 of the Indenture, the Holders of a majority in principal amount of the Securities of that series then outstanding may waive any past default with respect to Securities of such series under the Indenture and its consequences, except a default in the payment of interest on or the principal of (or premium, if any, on), any of such Securities.

 No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the place, at the respective times, at the rate, and in the Currency, herein prescribed.

This Note is transferable by the registered Holder hereof or by his attorney duly authorized in writing at the office or agency of the Company in the Borough of Manhattan of The City of New York or, at the option of the Holder hereof, such office or agency, if any, maintained by the Company in the city in which the principal executive offices of the Company are located or the city in which the principal corporate trust office of the Trustee is located, without charge except for any tax or other governmental charge imposed in relation thereto, but only in the manner and subject to the limitations provided in the Indenture and upon surrender of this Note. Upon any such transfer a Note or Notes of authorized denominations for a like aggregate principal amount and bearing a number not contemporaneously outstanding will be issued in exchange herefor.

 The Company, the Trustee, any Authenticating Agent, any paying agent and any Security registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or other writing hereon by anyone other than the Company or any Security registrar) for the purpose of receiving payment of or on account of the principal hereof (and premium, if any), and interest hereon, and for all other purposes, and none of the Company, the Trustee, an Authenticating Agent, a paying agent or the Security registrar shall be affected by any notice to the contrary. All such payments shall be valid and effectual to satisfy and discharge the liability upon this Note to the extent of the sum or sums so paid.

 No recourse under or upon any obligation, covenant or agreement of the Indenture or of this Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and this Note are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by the incorporators, stockholders, officers or directors, as such, of the Company or of any successor corporation, or any of them, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or this Note or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director, as such, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or this Note or implied therefrom, are, by acceptance of this Note, hereby expressly waived and released as a condition of, and as consideration for, the issue of this Note. In the event of any sale or transfer of its assets and liabilities substantially as an entirety to a successor corporation, the predecessor corporation may be dissolved and liquidated as more fully set forth in the Indenture.

 All Dollar amounts used in or resulting from calculations referred to in this Note shall be rounded to the nearest cent (with one half cent being rounded upwards).

 This Note shall be governed by, and construed in accordance with, the internal laws of the State of Delaware.

ASSIGNMENT FORM
To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Insert assignee's social security or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________
(Print or type assignee's name, address and zip code)

_________________________________________________________________________________

_________________________________________________________________________________

_________________________________________________________________________________

and irrevocably appoint ___________________________________________________________agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date _________________________    Your signature ________________________________________

_________________________________________________________________________________

(Sign exactly as your name appears on the other side of this Note. The signature to this assignment must be guaranteed pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934 by a commercial bank or trust company having its principal office or a correspondent in The City of New York or by a member of The New York Stock Exchange.)